                                                                   Exhibit 10.17

Date
Grantee Name
Address
City, Zip Code

1.                GRANT OF RESTRICTED STOCK

Pursuant to action taken by the Compensation and Succession Committee (the "Committee") of the Board of Directors of The Allstate Corporation (the "Company"), under The Allstate Corporation Equity Incentive Plan (the "Plan"), the terms of which are specifically incorporated herein by reference, you are hereby granted #,### shares of Common Stock, par value $0.01 per share, of the Company, upon and subject to the restrictions, provisions and conditions hereinafter set forth (the "Restricted Stock").

Your shares of Restricted Stock shall be exchangeable for shares of unrestricted Common Stock of the Company and certificates shall be issued to you in one installment of #,### shares on _______ . Shares of Restricted Stock may not be sold, transferred, pledged or otherwise assigned and shall, except to the extent exchangeable for shares of unrestricted Common Stock of the Company as hereinafter provided or as otherwise provided by the Committee after the date of this grant, be automatically cancelled upon your Termination of Employment (as such term is defined in the Plan) with the Company and its wholly-owned subsidiaries. You must sign the attached Stock Power form and return it to The Allstate Corporation, Stock Option Office, 2775 Sanders Road, Ste F5, Northbrook, Illinois, 60062 in order to comply with the terms of this grant.

Until your shares of Restricted Stock become unrestricted as set forth above, no certificates for your Restricted Stock will be issued to you, and your shares of Restricted Stock will be evidenced by certificates held by or on behalf of the Company, in book-entry form, or otherwise, as determined by the Company. As a holder of shares of Restricted Stock, you are otherwise entitled to all the rights (including voting and dividend rights) of a holder of an equivalent number of shares of unrestricted Common Stock of the Company.

2.                TAX WITHHOLDING

Under existing laws and regulations, in general, the fair market value of the shares granted hereunder on the date such shares become exchangeable for shares of unrestricted Common Stock of the Company (the "Taxable Event") will be subject to federal income tax at ordinary rates and to social security tax and their respective withholding requirements, and may be subject to state and local taxes and withholding requirements. The Company shall be entitled to require as a condition of delivery of shares of Stock upon shares of Restricted Stock becoming nonforfeitable that upon the Taxable Event (i) you pay to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, (ii) an amount sufficient to satisfy all federal, state and local withholding tax requirements be withheld by the Company from compensation otherwise due to you or from any shares due to you under the Plan, or (iii) a combination of (i) and (ii). You may elect to satisfy your tax withholding obligation with respect to a Taxable Event by directing the Company to withhold shares of Stock otherwise deliverable to you having a Fair Market Value (as defined in the Plan) equal to (i) the minimum amount necessary to satisfy your required federal, state and local tax liability, or (ii) such greater amount, not to exceed your estimated federal tax liability.

3.                ADJUSTMENTS

The Committee may make provision, including but not limited to equitable adjustments in the number of shares of Restricted Stock covered by this Award or for the termination or continuation of this Award as it may determine to be appropriate and equitable to reflect any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, or similar event of the Company.

4.                CHANGES IN LAW

The Company reserves and shall have the right, by written notice to you, to change the provisions of the Award in any manner that it may deem necessary or advisable to carry out the purpose of its grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decision; provided that any such change shall be applicable only to shares for which payment shall not then have been made as herein provided.

5.                SEVERABILITY

If all or any part of this Award is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any part of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms or such part to the fullest extent possible while remaining lawful and valid.

6.                DEFINITIONS

Unless otherwise specified, all capitalized terms herein shall have the same meaning as such terms have in the Plan.

                                   STOCK POWER

FOR VALUE received, I hereby sell, assign and transfer unto The Allstate Corporation #,### shares of The Allstate Corporation Common Stock, par value $.01, awarded to me MONTH DAY, YEAR, under The Allstate Corporation Equity Incentive Plan and represented by the Certificate within, and do hereby irrevocably constitute and appoint the Secretary or any Assistant Secretary of The Allstate Corporation as attorney to transfer the said stock on the books of The Allstate Corporation, with full power of substitution in the premises.


Dated:  DATE

PRINTED NAME
----------------------------

NAME

----------------------------
SIGNATURE

   NOTE: PLEASE SIGN THIS FORM ONLY AND RETURN TO THE STOCK OPTION OFFICE, F5.